UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2015 (April 15, 2015)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, Suite 5060

New York, New York 10036

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01         Completion of Acquisition or Disposition of Assets.

On April 16, 2015, EFactor Group Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to disclose that the Company completed the acquisition of RocketHub Inc., a New York corporation (“RocketHub”), through the merger of a wholly-owned subsidiary of the Company with and into RocketHub, with RocketHub surviving as a wholly-owned subsidiary of the Company (the “Merger”). As consideration for the Merger, the Company issued 21,428,571 shares of its common stock to the shareholders of RocketHub. In the Form 8-K, the Company indicated that it would file the financial statements and the pro forma financial information required by Item 9.01 of Form 8-K not later than 71 days after the date on which the Form 8-K was required to be filed.

Upon further analysis subsequent to the completion of the Merger, the Company determined that the financial statements and related pro forma financial information are not required to be filed pursuant to Item 9.01 of Form 8-K. Specifically, the Company considered the significance of RocketHub in accordance with Rules 3-05 and 8-04 of Regulation S-X and determined that, based on the closing price of the Company’s common stock on the closing date of the Merger, the Merger would not be considered a significant acquisition by the Company. Accordingly, the Company hereby amends the Form 8-K filed on April 16, 2015 to eliminate the references to the subsequent filing of financial statements and pro forma financial information relating to the Merger.

Item 9.01         Financial Statements and Exhibits.

The disclosure contained in Item 9.01(a) and Item 9.01(b) of the Form 8-K is hereby deleted in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2015

EFACTOR GROUP CORP.

By:	/s/ Mark Noffke
Name: Mark Noffke
Title: Chief Financial Officer